UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12

UMH Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

May 20, 2020

Dear Shareholder:

UMH Properties, Inc. previously mailed you our 2020 proxy materials for the Annual Meeting of Shareholders to be held on Thursday, June 11, 2020, in Freehold, NJ. Our proxy materials can also be found online at: www.proxyvote.com, by entering the control number listed on your proxy/voting instruction card. We value your input as a shareholder and encourage you to review our proxy materials and cast your vote.

For the reasons provided in our 2020 Proxy Statement, our Board of Directors recommends that you vote:

FOR – the election of the three Directors who are on our ballot;

FOR – the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; and,

FOR – the adoption of an advisory resolution approving the compensation of our named executive officers.

For your convenience, a duplicate proxy/voting instruction card and return envelope are enclosed, along with telephone and Internet voting instruction.

If you have any questions or need assistance voting your shares, please contact Okapi Partners Toll-Free at: 1-877-629-6356.

Your vote is needed and valued, so please act today to be sure your shares are voted!

Very truly yours,

Eugene W. Landy
Chairman of the Board

Samuel A. Landy
President and CEO

Enclosures

A NYSE Company: Symbol - UMH

since 1968